CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amended Registration Statement of Energie LLC on Form S-1/A2, of my report dated July 1, 2014 on the financial statements of Energie LLC for the years ended December 31, 2013 and 2012.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

s:/ B.F. Borger CPA PC

Certified Public Accountants

Denver, Colorado

October 28, 2014